Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Alaska Air Group, Inc.:

      We consent to the incorporation by reference in the Registration Statements (Nos. 333-52265, 333-04835, 333-64998, 333-09547, 333-33727,
333-39899, 333-87563, 333-92252, 333-107177 and 333-117725) on Forms S-3 and S-8
of Alaska Air Group, Inc. of our reports dated February 22, 2005, with respect to the consolidated balance sheet of Alaska Air Group, Inc. as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Alaska Air Group, Inc.

KPMG LLP

Seattle, Washington
February 22, 2005